PRICING SUPPLEMENT NO. 2                                          Rule 424(b)(3)
DATED:  August 25, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)


                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B




Principal Amount:           Floating Rate Notes [x]       Book Entry Notes   [x]
$70,000,000

Original Issue Date:        Fixed Rate Notes    [_]       Certificated Notes [_]
8/27/99

Maturity Date:              CUSIP#:  073928KS1
8/28/2000

Option to Extend Maturity:  No      [x]
                            Yes     [_]    Final Maturity Date:


                                               Optional                Optional
                      Redemption              Repayment               Repayment
Redeemable On          Price(s)                Date(s)                 Price(s)
-------------          --------                -------                 --------
     N/A                 N/A                     N/A                     N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------


Interest Rate Basis:                       Maximum Interest Rate:  N/A

[_]     Commercial Paper Rate              Minimum Interest Rate:  N/A

[_]     Federal Funds Rate                 Interest Reset Date(s):  *

[_]     Treasury Rate                      Interest Reset Period:  Three Months

[_]     LIBOR Reuters                      Interest Payment Date(s):  **

[x]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:  5.57563%           Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.08%

*   11/28/99; 2/28/2000; 5/28/2000 and 8/28/2000.

**  11/28/99; 2/28/2000; 5/28/2000 and 8/28/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.